UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

AVISTA CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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CEO Script – All Employee Meetings

•	Good [morning/afternoon] everyone.

•	I wanted us all to get together as soon as possible so that you could hear from me directly why I believe so strongly that the partnership we are forming with Hydro One is the right next step as we plan for Avista’s future. Following that, we’ll answer as many of your questions as we can.

•	Let’s get started and do so by addressing the elephant in the room — namely, what this transaction means for you, the Avista employees.

•	A lot of thought and consideration went into the decision-making process and I’m sure this news has come as a shock to many of you. I want to respect your time to process the details of this news by offering you a few key details that I believe will demonstrate the deliberate thought and diligence put into this decision.

•	First and foremost, I’d like to emphasize that this transaction will allow us to operate much as we do today. The big change is that instead of being a publically listed firm on the stock exchange, we will be owned by Hydro One – a one parent shareholder that is publically listed in Canada.

•	Processing an announcement like this is a lot to take in and I’m sure you’re worried about how this impacts you.

•	Rest assured, there will be no workforce reductions or impact to your employee or retiree benefits as a result of this transaction. And, our commitment to provide personal and professional growth opportunities will continue going forward as it does today.

•	This is a case where being acquired by a larger company does not mean losing our identity or our autonomy.

•	We will operate as a separately owned business unit of Hydro One – much like AEL&P is a unit of Avista.

•	We will continue to operate under the Avista name.

•	We will operate from our existing headquarters and facilities.

•	We will operate under the same management team.

•	We will continue to focus on our core strategies.

•	We will have a separate Board of Directors for Avista, just as we do now, that will be a newly-constituted Board of Directors with members who have significant ties to the Pacific Northwest.

•	I’ll continue to be the Chairman of our local Board of Directors and will continue my role as the CEO of Avista.

•	With all that said, I’d like to emphasize that Hydro One is not looking to change us.

•	Rather, with their financial resources, they want to invest in a U.S. presence to help them achieve their growth strategies. They like who we are, what we stand for and how we achieve our work.

•	As we’ve had the pleasure of getting to know the leadership team at Hydro One, I can tell you from first-hand experience they are in many respects very much like us – their dedication to their customers and to their employees makes them a very good fit for our culture. Their CEO, Mayo Schmidt, is a down-to-earth leader who is very dedicated to quality service, innovation and a healthy workplace culture.

•	I am sure that before today, many of you never heard of Hydro One.

•	Here’s a quick snapshot of who they are:

•	Based in Toronto, they are Ontario’s largest electricity transmission and distribution provider with more than 1.3 million valued customers, C$25 billion in assets and annual revenues of over C$6.5 billion.

•	They have a team of approximately 5,500 employees serving suburban, rural and remote communities across Ontario.

•	They have approximately 18,640 miles high-voltage transmission and nearly 76,430 miles primary distribution networks.

•	Like us, they are committed to the communities they serve, and have been rated as the top utility in Canada for their corporate citizenship, sustainability, and diversity initiatives.

•	They are one of only four utility companies in Canada to achieve the Sustainable Energy Company designation from the Canadian Electrical Association.

•	Though founded in 1906, they are a relatively new publicly-traded company. Their common stock shares are listed on the Toronto Stock Exchange and their largest shareholder is the Provincial government of Ontario.

•	And perhaps most importantly, like us, they are working hard toward transforming their business for the future while adapting to market, technological and social change.

•	Avista is the first utility in the U.S. to partner with Hydro One. This means our role is an important part of their ongoing transformation.

While this may seem like a very large change, it is important to remember to not lose sight of what we would like to ultimately achieve.

This partnership is important because our industry is undergoing significant consolidation and transformation as energy companies join forces to gain additional size and scale. This fact, creates an uncertain future. Rather than having some other entity influence the next chapter for us, we are choosing to partner with a company that will enable us to continue to author our own story and to continue to make a positive difference in the communities we serve.

•	Today, we are among the smallest investor-owned utilities remaining in the nation. And, as we think about our future and what’s best for us, it is important to step up to meet that challenge.

•	This decision did not come easy. It was of utmost importance to lock in an agreement that best serves our employees, our customers, our communities and our shareholders.

•	This transaction accomplishes all of that.

•	First, as I said, we are preserving our identity and our culture for the benefit of our employees and the health of our business. We have a great deal in common with Hydro One. Our companies are both known for our high service quality, operational excellence, and innovation.

•	Second, it’s a win for our customers, who will continue to receive clean, safe, high quality, and reliable service at reasonable rates. This partnership expands our opportunities to be innovative and gain operating efficiencies by extending the use of technology, best practices and business process over a broader customer base and a broader set of infrastructure. Having a partner that has similar values and culture will allow us to do much more together.

•	Third, we will continue our commitments to benefit the communities we serve through philanthropic contributions and economic development. In fact, Hydro One has committed to us to do more by nearly doubling current levels of community contributions.

•	And, fourth, this transaction delivers solid value to our shareholders, who will receive an attractive _% premium for their shares.

•	We are teaming up with Hydro One at a time of strength and growth for our company. Through this partnership, we preserve our people, our culture and our way of doing business. It compounds our opportunities to innovate and gain efficiencies in our business while benefiting all four legs of the stool on day one.

•	It will take some time before we cross the finish line. The agreement is subject to approval by Avista’s shareholders, as well as by regulators, and other customary conditions. It’s expected to close sometime during the second half of 2018.

•	Until then, Avista and Hydro One will operate as two independent companies exactly the way we do today.

•	As we move through the process, we’ll keep you informed. Some of the ways we’ll do that will be through our employee communications like continued meetings with employees and leaders, communications in e.view and resources on our intranet and customer website, so please stay tuned.

•	I want to thank you all for the work you do each day and for taking the time to dial in or attend this meeting today. I hope that as you process this shift, you will share my enthusiasm for the future of our company.

•	Now let’s open it up for questions.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction. Avista Corporation (“Avista”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the proposed merger transaction and this communication is not a substitute for the proxy statement or any other document that Avista may send to its shareholders in connection with the proposed merger transaction. THE INVESTORS AND SECURITY HOLDERS OF AVISTA ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Avista, Hydro One Limited (“Hydro One”) and the proposed merger transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of Avista’s proxy statement (when it becomes available) may be obtained free of charge upon request by contacting Avista Corporation, Marian Durkin, Corporate Secretary, 1411 East Mission Avenue, Spokane, Washington 99202. Avista’s filings with the SEC are also available on Avista’s website at: http:// investor.avistacorp.com. Investors and security holders may also read and copy any reports, statements and other information filed by Avista with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation of Proxies

This communication is not a solicitation of proxies in connection with the proposed merger transaction. However, Avista, Hydro One and certain of their respective directors, executive officers and other persons may be deemed under SEC rules to be participants in the solicitation of Avista shareholder proxies in respect of the proposed merger transaction. Information about Hydro One directors and executive officers is available in Hydro One’s management information circular, filed with Canadian securities regulators on March 27, 2017, in connection with its 2017 annual meeting of shareholders and is available on its website at www.HydroOne.com and also under its profile on SEDAR at www.sedar.com. Information regarding Avista’s directors and executive officers is available in Avista’s proxy statement filed with the SEC on March 31, 2017 in connection with its 2017 annual meeting of shareholders, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 22, 2017, each of which may be obtained from the sources above under “Additional Information and Where to Find It”. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests (which may be different than those of Avista’s investors and security holders), by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC when they become available.

Forward-Looking Information

This news release contains “forward looking statements” and “forward looking information” within the meaning of applicable securities laws of the U.S. and Canada, respectively. Statements that are not historical facts, including statements about beliefs, expectations, estimates, projections, goals, forecasts, assumptions, risks and uncertainties, are forward-looking statements and forward looking information. Forward looking statements and forward looking information are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans,” “anticipates,” “pro forma,” “predicts,” “seeks,” “could,” “would,” “will,” “can,” “continue” or “potential” and the negative of these terms or other comparable or similar terminology or expressions. The forward looking statements and forward looking information in this news release include, without limitation, statements relating to Hydro One’s proposed merger transaction with Avista and expectations regarding timing and benefits thereof, earnings per share accretion, increases in regulated assets and earnings, strength of credit metrics, scale and diversification, capital expenditures, rate base growth, industry and geographic trends and forecasts, financing plans, stakeholder commitments, stockholder and regulatory approvals, and the completion of the proposed merger transaction. These statements reflect Hydro One and Avista’s management’s current beliefs and are based on information currently available to the management teams. Forward looking statements and forward looking information involve significant risk, uncertainties and assumptions. Certain factors or assumptions have been applied in drawing the conclusions contained in the forward looking statements and forward looking information. Hydro One and Avista caution readers that a number of factors could cause actual results, performance or achievement to differ materially from the results discussed or implied in the forward looking statements and forward looking information. Important factors that could cause actual results, performance and results to differ materially from those indicated by any such forward looking statements and forward looking information include risks and uncertainties relating to the following: (i) the risk that Avista may be unable to obtain shareholder approval for the proposed merger transaction or that Hydro One or Avista may be unable to obtain governmental and regulatory approvals required for the proposed merger transaction, or may be unable to obtain those approvals on favorable terms; (ii) the risk that the required shareholder, governmental or regulatory approvals may delay the proposed merger transaction; (iii) the risk that a condition to the closing of the proposed merger transaction may not be satisfied or the merger agreement may be terminated prior to closing; (iv) the timing to consummate the proposed transaction; (v) disruption from the proposed merger transaction making it more difficult to maintain relationships with customers, employees, regulators or suppliers; (vi) risks associated with the loss and ongoing replacement of key personnel; (vii) the diversion of management time and attention on the transaction; (viii) general worldwide economic conditions and related uncertainties; (ix) the effect and timing of changes in laws or in governmental regulations (including environmental and tax laws and regulations); (x) the risk that financing necessary to fund the proposed merger transaction may not be obtained or may be more difficult and costly to obtain than anticipated; (xi) the impact of acquisition-related expenses; (xii) the ability to maintain an investment grade credit rating; (xiii) the ability to maintain dividend payout ratios; and (xiv) other factors discussed or referred to in the “Risk Factors” section of Hydro One’s most recent annual management’s discussion and analysis of financial results filed with securities regulators in Canada and available under Hydro One’s profile at www.sedar.com. The foregoing list is not exhaustive and other unknown or unpredictable factors could also have a material adverse effect on the performance or results of Hydro One or Avista. Additional risks and uncertainties will be discussed in the proxy statement and other materials that Avista will file with the SEC in connection with the proposed merger transaction, or in material Hydro One will file with securities regulatory authorities in Canada. There can be no assurance that the proposed merger transaction will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the proposed merger transaction will be realized. These factors should be considered carefully and undue reliance should not be placed on the forward looking statements or forward looking information, and actual outcomes and results may differ materially from what is expressed, implied or forecasted in these forward looking statements and forward looking information. For additional information with respect to certain of the risks or factors, reference should be made to Hydro One’s continuous disclosure materials filed from time to time with Canadian securities regulatory authorities, available at www.sedar.com and Avista’s filings with the SEC available at www.sec.gov. Except as required by law, each of Hydro One and Avista disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.